Exhibit 10.1

                         RECRUITMENT SERVICES AGREEMENT

                                     BETWEEN

                                   GOFF, CORP.

                                       AND

                          PARK MANAGEMENT COMPANY LTD.

     This RECRUITMENT AGREEMENT (THE "AGREEMENT") entered into by and between GOFF, CORP. (the "Agency") and PARK MANAGEMENT COMPANY, herein after referred to as (The "Employer") for the following purposes, terms and conditions:

1.0 GENERAL PROVISIONS:

     1.1 The Employer shall utilized the facilities and services of the Agency, for the purpose of advertising, pre-selecting, recruiting, processing and documenting prospective employees.

     1.2 The Agency shall make available to The Employer, prescreened applicants as requisitioned but the employer shall approve the final list of selected candidates for subsequent deployment and that selection shall satisfy the requirements of the Employer for all intent and purposes.

     1.3 The services of the Agency shall include, but not limited to online job posting, resume screening based on predetermined requirements, processing, documentation.

2.0 FEES AND TERMS OF PAYMENT:

     1.4 That The Employer shall pay to the Agency the sum of 150 Dollars per month for the online best efforts basis and one (1) month salary per hired worker as mobilization fee to cover recruitment, processing and per documentation costs and expenses. The Service fee is payable upon selection of workers.

3.0 TRAVEL ARRANGEMENT:

     3.1 The Employer shall be solely responsible for and bear expenses of securing entry visa/work permits of accepted workers and their ticketing except when it shall request its Agency to do so.

4.0 SETTLEMENT OF DISPUTES:

     4.1 All disputes arising from the Employment worker shall be settled as per laws under the jurisdiction of the Republic of Ireland.
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5.0 TERMINATION:

     5.1 This Recruitment Agreement shall be in effect for a period of one (1) year from the date Service Onset Date (to be agreed upon by agency and employer) unless terminated by either party with prior thirty (30) days prior written notice. Unless, either party normal notifies the other of its termination, this agreement shall be automatically extended for another year.

6.0 SERVICE ONSET DATE

     6.1 Payment and services described in this Recruitment Agreement shall not begin until the agency is in full operations. At such a time the employer will begin payment as described in the Recruitment Agreement and the agency will provide services as described in the Recruitment Agreement.

     IN WITNESS WHEREOF, we have hereunto set our hands this 8th day of August.

GOFF, CORP.                              Park Management Company


/s/ Gary O'Flyyn                         /s/ Tadhg O'Hallaran
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Gary O'Flyyn; President                  Tadhg O'Hallaran; Owner/General Manager